Exhibit 1

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                                10,350,000 Shares
                  (subject to increase up to 11,902,500 shares
                      in the event of an oversubscription)


                           THISTLE GROUP HOLDINGS, CO.
                          (a Pennsylvania corporation)


                                  Common Stock
                           (par value $.10 per share)


                                AGENCY AGREEMENT


                                               April __, 1998


Sandler O'Neill & Partners, L.P.
Two World Trade Center, 104th Floor
New York, New York 10048

Ladies and Gentlemen:

                  Thistle Group Holdings Co., a Pennsylvania corporation (the "Company"), FJF Financial, M.H.C., a federally chartered mutual holding company (the "Mutual Holding Company"), Thistle Group Holdings, Inc., a Pennsylvania corporation (the "Mid-Tier Holding Company"), and Roxborough-Manayunk Federal Savings Bank, a federally chartered stock savings bank (the "Bank"), hereby confirm their agreement ("Agreement") with Sandler O'Neill & Partners, L.P. ("Sandler O'Neill" or the "Agent") with respect to the offer and sale by the Company of 10,350,000 shares (subject to increase up to 11,902,500 shares in the event of an oversubscription) of the Company's Common Stock, par value $.10 per share (the "Common Stock"). The shares of Common Stock to be sold by the Company are hereinafter called the "Securities."

         The Bank organized the Company and, upon consummation of the following transactions pursuant to a Plan of Conversion and Reorganization (the "Plan" or "Plan of Conversion and Reorganization"), intends to become a wholly owned subsidiary of the Company: (1) the Mid-Tier Holding Company will convert first into a federal stock holding company and then into an interim federal stock savings bank. Following the Mid-Tier Holding Company's conversion into an interim federal stock savings bank, it will merge with

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and into the Bank, with the Bank as the survivor; (2) the Mutual Holding Company will convert into an interim federal stock savings institution and merge with and into the Bank, pursuant to which the Mutual Holding Company will cease to exist and the 1,415,000 shares (or 87.29%) of the outstanding common stock of the Mid-Tier Holding Company (the "Mid-tier Common Stock") currently held by the Mutual Holding Company will be cancelled; (3) the Company then will acquire the Bank and the Bank will become a wholly owned subsidiary of the Company, changing
its  name   upon   completion   of  the   Conversion   and   Reorganization   to
Roxborough-Manayunk Bank; (4) the holders of the 206,000 shares (or 12.71%) of the outstanding Mid-Tier Common Stock (other than the Mutual Stock Company in its capacity as stockholder, the "Public Stockholders"), will, subject to any dissenters' rights, receive Common Stock in an exchange (the "Exchange Shares") pursuant to a ratio (the "Exchange Ratio") that will result in the Public Stockholders owning in the aggregate approximately the same percentage of the outstanding Common Stock immediately following the Conversion and Reorganization as they held prior to the Conversion and Reorganization.

         Non-transferable rights to subscribe for Common Stock ("Conversion Stock") in a subscription offering (the "Subscription Offering") will be granted, in order of priority, to the following: (1) depositors of the Bank who had account balances of $50.00 or more as of the close of business on December 31, 1996 ("Eligible Account Holders"); (2) the Bank's employee stock ownership plan (the "ESOP") in an amount up to 8% of the Shares; (3) depositors of the Bank who had account balances of $50.00 or more as of the close of business on March 31, 1998 ("Supplemental Eligible Account Holders"); and (4) depositors of the Bank as of _________ __, 1998 (the "Voting Record Date") (other than Eligible Account Holders and Supplemental Eligible Account Holders) and certain borrowers as of December 31, 1992 ("Members").

         Subject to the prior rights of holders of subscription rights, Conversion Stock not subscribed for in the Subscription Offering is being offered first to Public Stockholders and then in a Community Offering (the "Community Offering") to certain members of the general public to whom a copy of the Prospectus (as defined herein) is delivered by or on behalf of the Company, with preference given to natural persons residing in the Pennsylvania counties of Philadelphia and Delaware (the "Local Community"). It is acknowledged that the purchase of Common Stock in the Subscription or Community Offerings is subject to the minimum and maximum purchase limitations as described in the Plan and the Prospectus and the Company may reject, in whole or in part, any orders received in the Community Offering. The closing of all shares sold in the Subscription and Community Offerings will occur simultaneously and all shares of Conversion Stock will be sold at a uniform price of $10.00 per share.

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-48749), including a related prospectus, for the registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), has filed such amendments thereto, if any, and such

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amended  prospectuses  as may  have  been  required  to the date  hereof  by the
Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectuses constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to the rules and regulations of the Commission under the Securities Act, as from time to time amended or supplemented pursuant to the Securities Act or otherwise (the "Securities Act Regulations")), are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be used by the Company in connection with the Subscription and/or Community Offering which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), then the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

                  Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus of the Company to be used in the Subscription and Community Offerings. Such prospectus contains information with respect to the Bank, the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Common Stock.

                   SECTION 1. REPRESENTATIONS AND WARRANTIES.

                  (a) The Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank jointly and severally represent and warrant to the Agent as of the date hereof as follows:

                           (i) The Registration Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company, the Mutual Holding Company, the Mid-Tier Holding Company and/or the Bank, threatened by the Commission. At the time the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the date hereof does not, and at the Closing Time referred to in Section 2 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that

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         the  representations  and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement or Prospectus (the "Agent Information," which the Company and the Bank acknowledge appears only in the sections captioned "Market for Common Stock" and
         the  first  two   paragraphs  of  the  section  "The   Conversion   and
         Reorganization - Marketing Arrangements" of the Prospectus).

                           (ii) The Company has filed with the Department of the Treasury, Office of Thrift Supervision (the "OTS") the Company's application for approval of its acquisition of the Bank (the "Holding Company Application") on Form H-(e)1-S promulgated under the savings and loan holding company provisions of the Home Owners' Loan Act, as amended ("HOLA") and the regulations promulgated thereunder. The Company has received written notice from the OTS of its approval of the acquisition of the Bank, such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the OTS. At the date of such approval and at the Closing Time referred to in Section 2, the Holding Company Application complied and will comply in all material respects with the applicable provisions of HOLA and the regulations promulgated thereunder.

                           (iii) Pursuant to the rules and regulations of the OTS governing the conversion of federally chartered mutual savings banks to stock form (the "Conversion Regulations"), the Mutual Holding Company has filed with the OTS an Application for Approval of Conversion on Form AC ("Conversion Application"), including the Prospectus, the Conversion Valuation Appraisal Report by FinPro Financial, Inc. (the "Appraisal") and has filed such amendments thereto as may have been required by the OTS. The Mutual Holding Company's Conversion Application has been approved by the OTS by letter dated _________ __, 1998. Such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the OTS. At the date of such approval and at the Closing Time referred to in Section 2, the Conversion Application complied and will comply in all material respects with the applicable provisions of the Conversion Regulations and the related Prospectus has been authorized for use by the OTS.

                           (iv) The Bank has filed with the OTS a Conversion Application, and has filed such amendments thereto and supplementary materials as may have been required to the date hereof including copies of the Bank's Proxy Statement, dated ______________, 1998, relating to the Conversion (the "Proxy Statement"), and the Prospectus. The OTS has, by letter dated __________, 1998, approved the Bank's

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         Conversion Application.  Such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the OTS. At the date of such approval and at the Closing Time referred to in Section 2, the Conversion Application complied and will comply in all material respects with the applicable provisions of the Conversion Regulations and the related Prospectus has been authorized for use by the OTS.

                           (v) At the time of their use, the Proxy Statement and any other proxy solicitation materials will comply in all material respects with the applicable provisions of the Conversion Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company and the Bank will promptly file the Prospectus and any supplemental sales literature with the Commission and the OTS. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Time referred to in Section 2, complied and will comply in all material respects with the applicable requirements of the Conversion Regulations and, at or prior to the time of their first use, will have received all required authorizations of the OTS for use in final form.

                           (vi) No order has been issued by the Commission, OTS, or the Federal Deposit Insurance Corporation ("FDIC") (hereinafter any reference to the FDIC shall include the SAIF) preventing or suspending the use of the Prospectus and no action by or before any such entity to revoke any approval, authorization or order of effectiveness related to the Conversion is, to the best knowledge of the Company, the Mutual Holding Company, the Mid-Tier Holding Company or the Bank, pending or threatened.

                           (vii) At the Closing Time referred to in Section 2, the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank will have completed the conditions precedent to the Conversion, including obtaining the approval of the members of the Mutual Holding Company and the stockholders of the Bank, in accordance with the Plan, the applicable Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company or the Bank by the OTS, the FDIC, or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Conversion. To the best knowledge of the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank, no person has sought to obtain review of the final decision of the OTS in approving the Conversion or the Holding Company Application, or any other statue or regulation.


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                           (viii)  FinPro  Financial,  Inc.  ("FinPro"),   which
         prepared the valuation of the Bank as part of the Conversion, has advised the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank in writing that it satisfies all requirements for
         an  appraiser  set  forth  in  the  Conversion   Regulations   and  any
         interpretations or guidelines issued by the Superintendent and the FDIC with respect thereto.

                           (ix) Deloitte & Touche LLP ("Deloitte & Touche), the accountants who certified the consolidated audited financial statements and supporting schedules of the Bank included in the Registration Statement have advised the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank in writing that they are independent public accountants within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants and Title 12 of the Code of Federal Regulations and Section 571.2(c)(3), and such accountants are, with respect to the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank and each subsidiary of the Bank, independent certified public accountants as required by the Securities Act and the Securities Act Regulations.

                           (x) The only subsidiaries of the Bank are __________ and _________.

                           (xi) The consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the financial position of the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank and the Bank's consolidated subsidiaries at the dates indicated and the results of operations, retained earnings and cash flows for the periods specified, and comply as to form in all material respects with the applicable accounting requirements of the Securities Act Regulations and the Conversion Regulations; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules and tables included in the Registration Statement present fairly the information required to be stated therein. The other financial, statistical and pro forma information required to be stated therein are consistent with the audited and unaudited financial statements of the Bank included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

                           (xii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein (A) there has been no material adverse change in the financial condition, results of operations or business affairs of the Company, the Mutual Holding Company, the
         Mid-Tier Holding Company, the Bank and the Bank's subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and (B) except

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         for  transactions  specifically  referred  to or  contemplated  in  the
         Prospectus, there have been no transactions entered into by the Company, the Mutual Holding Company, the Mid-Tier Holding Company or the Bank or any of the Bank's subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank and the Bank's subsidiaries, considered as one enterprise. There has been no material increase in the long-term debt of the Mutual Holding Company, the Mid-Tier Holding Company or the Bank or in the principal amount of the Bank's assets which are classified by the Bank as substandard, doubtful or loss or in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in retained earnings or total assets of the Bank. There has not been any material adverse change in the aggregate dollar amount of the Bank's deposits or its consolidated net worth or spread. There has been no material adverse change in the Company's, the Mutual Holding Company's, the Mid-Tier Holding Company's or the Bank's fidelity bond or any other type of insurance coverage. None of the Company, the Mutual Holding Company, the Mid-Tier Holding Company or the Bank has sustained any
         material  loss  or  interference   with  its  respective   business  or
         properties from fire, flood, windstorm, earthquake, accident or other calamity whether or not covered by insurance.

                  (xiii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank and the Bank's subsidiaries, considered as one enterprise. The Company has obtained all material licenses, permits, and other governmental authorizations currently required for the conduct of its business; all such licenses, permits and governmental authorizations are in full force and effect, and the Company is in all material respects complying with all laws, rules regulations and orders applicable to the operation of its business.

                           (xiv) Upon consummation of the Conversion, the authorized, issued and outstanding capital stock of the Company will be as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus); no shares of Common Stock have been or will be issued and outstanding prior to the Closing Time referred to in Section 2; at the time of Conversion, the Securities will

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         have been duly  authorized  for issuance and, when issued and delivered
         by  the  Company   pursuant  to  the  Plan   against   payment  of  the
         consideration calculated as set forth in the Plan and stated on the cover page of the Prospectus, will be duly and validly issued and fully paid and non-assessable; the terms and provisions of the Common Stock and the capital stock of the Company conform to all statements relating thereto contained in the Prospectus; the certificates representing the shares of Common Stock conform to the requirements of applicable law and regulations; and the issuance of the Securities is not subject to preemptive or other similar rights.

                           (xv) The Bank, as of the date hereof, is a federally chartered stock savings bank with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Bank and the Bank's subsidiaries have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses or required for the conduct of their respective businesses as contemplated by the Holding Company Application and the Conversion Application, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations or business affairs of the Bank and the Bank's subsidiaries considered as one enterprise; all such licenses, permits and other governmental authorizations are in full force and effect and the Bank and its subsidiaries are in all material respects in compliance therewith; neither the Bank nor any of the Bank's subsidiaries has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the financial condition, results of operations or business affairs of the Bank and its subsidiaries, considered as one enterprise; and the Bank is in good standing under the laws of the United States and is qualified as a foreign corporation in any jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank and the Bank's subsidiaries considered as one enterprise. The Bank does not own equity securities or any equity interest in any other business enterprise except as described in the Prospectus or as would not be material to the operations of the Bank, the Company, the Mutual Holding Company and the Mid-Tier Holding Company taken as a whole. Upon completion of the sale by the Company of the Securities contemplated by the Prospectus,
         (i) the Bank will continue to be a federally chartered stock savings bank, (ii) all of the authorized and outstanding capital stock of the Bank will be owned by the Company, and (iii) the Company will have no direct subsidiaries other than the Bank. the Conversion will have been effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Conversion reports, and documents in compliance with the Securities Act Regulations, the OTS's resolutions or letters of approval, all terms, conditions,

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         requirement  and provisions  with respect to the Conversion  imposed by the Commission, the OTS, and the FDIC, if any, will have been complied with by the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank in all material respects or appropriate waivers will have been obtained and all material notice and waiting periods will have been satisfied, waived or elapsed.

                           (xvi) The Bank is a member of the Federal Home Loan Bank of Pittsburgh ("FHLB-Pittsburgh"). The deposit accounts of the Bank are insured by the FDIC up to the applicable limits and upon consummation of the Conversion, the liquidation account for the benefit of eligible account holders and supplemental eligible account holders will be duly established in accordance with the requirements of the Conversion Regulations. The Bank is a "qualified thrift lender" within the meaning of 12 U.S.C. Section 1467a(m).

                           (xvii) Upon consummation of the Conversion, the authorized capital stock of the Bank will be within the range set forth in the Prospectus under the caption "Capitalization" and no shares of Bank Common Stock have been or will be issued prior to the Closing Time referred to in Section 2; and as of the Closing Time referred to in
         Section 2, all of the issued and outstanding capital stock of the Bank will be duly authorized, validly issued and fully paid and nonassessable. The shares of Bank Common Stock to be issued to the Company will have been duly authorized for issuance and, when issued and delivered by the Bank pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and as described in the Prospectus, (including Common Stock exchanged for shares of outstanding Bank Common Stock held by the Public Stockholders) will be duly and validly issued and fully paid and nonassessable, and all such Bank Common Stock will be owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; the terms and provisions of the Bank Common Stock and the Bank Preferred Stock conform to all statements relating thereto contained in the Prospectus, and the certificates representing the shares of the Bank Common Stock will conform with the requirements of applicable laws and regulations; and the issuance of the Bank Common Stock is not subject to preemptive or similar rights.

                      (xviii) The Mutual Holding Company has been duly organized and is a validly existing federally chartered mutual holding company in good standing and with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and the Mutual Holding Company is qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the Company, the Bank, The Mid-Tier Holding Company and the Mutual Holding Company taken as a whole. The Mutual Holding Company has obtained all material licenses, permits and other governmental authorizations currently required for the conduct of its business; all such licenses, permits and governmental authorizations are in full force and effect, and the Mutual Holding Company is in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business.

                           (xix) The Mid-Tier Holding Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania with corporate power to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and is qualified to do business in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income to the Mid-Tier Holding Company, the Company, the Mutual Holding Company and the Bank taken as a whole. The Mid-Tier Holding Company has obtained all material licenses, permits and other governmental authorizations currently required for the conduct of its business; all such licenses, permits and governmental authorizations are in full force and effect, and the Mid-Tier Holding Company, in all material respects, is complying with all laws, rules, regulations and orders applicable to the operation of its business.

                           (xx) The Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank have taken all corporate action necessary for them to execute, deliver and perform this Agreement, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of, the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws. The Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement and to issue and sell the Securities to be sold by the Company as provided herein and described in the Prospectus.

                           (xxi) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Time, except as otherwise may be indicated or contemplated therein, none of the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank or any subsidiary of the Bank will have (A) issued any securities or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business from the same or similar sources and in similar amounts as indicated in the Prospectus, or (B) entered into any transaction or series of transactions which is material in light of the business of the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank and the Bank's subsidiaries, taken as a whole, excluding the origination, purchase and sale of loans or the purchase or sale of investment securities or mortgaged-backed securities in the ordinary course of business.

                           (xxii) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Securities that has not been obtained and a copy of which has been delivered to the Agent, except as may be required under the securities laws of various jurisdictions.

                           (xxiii) None of the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank nor any of the Bank's subsidiaries is in violation of its certificate of incorporation, organization certificate, articles of incorporation or charter, as the case may be, or bylaws; and none of the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank nor any of the Bank's subsidiaries is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank or any of the Bank's subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank or any of the Bank's subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank and the Bank's subsidiaries considered as one enterprise; and there are no contracts or documents of the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank or any of the Bank's subsidiaries that are required to be filed as exhibits to the Registration Statement or the Conversion Application which have not been so filed.

                           (xxiv) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action and do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank or any of the Bank's subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank or any of the Bank's subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Mutual Holding Company, the Mid-Tier Holding Company or the Bank or any of the Bank's subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank and the Bank's subsidiaries considered as one enterprise; nor will such action result in any violation of the provisions of certificate of incorporation, organization certificate, articles of incorporation or charter or by-laws of the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank or any of the Bank's subsidiaries, or any applicable law, administrative regulation or administrative or court decree.

                           (xxv) No labor dispute with the employees of the Company, the Mutual Holding Company, the Mid-Tier Holding Company or the Bank or any of the Bank's subsidiaries exists or, to the knowledge of the Company the Mutual Holding Company, the Mid-Tier Holding Company, or the Bank, is imminent or threatened; and the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank are not aware of any existing or threatened labor disturbance by the employees of any of their principal suppliers or contractors which might be expected to result in any material adverse change in the financial condition, results of operations or business affairs of the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank and the Bank's subsidiaries considered as one enterprise.

                           (xxvi) Each of the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank and the Bank's subsidiaries have good and marketable title to all properties and assets for which ownership is material to the business of the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank or the Bank's subsidiaries and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank or the Bank's subsidiaries considered as one enterprise; and all of the leases and subleases material to the business of the Company, the Bank or the Bank's subsidiaries under which the Company, the Bank or the Bank's subsidiaries hold properties, including those described in the Prospectus, are valid and binding agreements of the Company, the Bank and the Bank's subsidiaries, enforceable in accordance with their terms.

                           (xxvii) None of the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank nor the Bank's subsidiaries are in violation of any directive from the OTS or the FDIC to make any material change in the method of conducting their respective businesses; the Bank and its subsidiaries have conducted and are conducting their business so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees

         (including, without limitation, all regulations, decisions, directives and orders of the OTS or the FDIC).

                           (xxviii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Bank, threatened, against or affecting the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank or any of the Bank's subsidiaries is required to be disclosed in the Registration Statement (other than as disclosed therein), or that might result in any material adverse change in the financial condition, results of operations or business affairs of the Company, the Mutual Holding Company, the
         Mid-Tier Holding Company, the Bank and the Bank's subsidiaries considered as one enterprise, or that might materially and adversely affect the properties or assets thereof or that might materially and adversely affect the consummation of the Conversion; all pending legal or governmental proceedings to which the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank or any of the Bank's subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are considered in the aggregate not material; and there are no contracts or documents of the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank or any of the Bank's subsidiaries which are required to be filed as exhibits to the Registration Statement or the Conversion Application which have not been so filed.

                           (xxix) The Company, the Mutual Company, the Mid-Tier Holding Company, the Bank have obtained an opinion of their special counsel, Malizia, Spidi, Sloan & Fisch, P.C. ("Malizia, Spidi"), with respect to the federal and Pennsylvania income tax consequences of the Conversion, the acquisition of the Bank's capital stock by the Company and their legality of the Securities to be issued as described in the Registration Statement and the Prospectus; all material aspects of the opinions of Malizia, Spidi are summarized accurately in the Prospectus and the facts and representations upon which such opinions are based are truthful, accurate and complete.

                           (xxx) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

                           (xxxi) All of the loans represented as assets on the most recent consolidated financial statements or consolidated selected financial information of the Bank included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226 and
         Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, results of operations or business of the Company, the Bank and the Bank's subsidiaries considered as one enterprise.

                           (xxxii) To the knowledge of the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank, with the exception of the intended loan to the Bank's ESOP by the Company to enable the ESOP to purchase shares of Common Stock in an amount of up to 8.0% of the Common Stock issued in the Conversion, none of the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank or employees of the Company, the Mutual Holding Company, the Mid-Tier Holding Company, and/or the Bank has made any payment of funds of the Company, the Mutual Holding Company, the Mid-Tier Holding Company or the Bank as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

                           (xxxiii) The Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank and its subsidiaries are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder.

                           (xxxiv) None of the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank nor the Bank's subsidiaries nor any properties owned or operated by the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank or the Bank's subsidiaries is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank and the Bank's subsidiaries considered as one enterprise. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Company, the Mutual Holding Company, the Mid-Tier Holding Company, or the Bank or the Bank's subsidiaries threatened, relating to the liability of any property owned or operated by the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank or the Bank's subsidiaries, under any Environmental Law. For purposes of this subsection, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

                           (xxxv) The Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank and the Bank's subsidiaries have timely filed all required federal, state and local tax returns and have made timely payments of all taxes shown as due and payable in respect of such returns, except where permitted to be extended, have made adequate reserves for similar future tax liabilities and no deficiency has been asserted with respect thereto by any taxing authority.

                           (xxxvi) The Company has received approval, subject to regulatory approval to consummate the Offerings and issuance, to have the Securities quoted on the National Market System of the National Association of Securities Dealers' Automated Quotation System ("Nasdaq National Market") under the symbol "_____", effective as of the Closing Time referred to in Section 2 hereof.

                           (xxxvii) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Securities, except for the approval of the Commission, the OTS, and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Securities are to be offered, and except as may be required under the rules and regulations of the Nasdaq National Market.

                           (xxxvii) The Company has filed a registration statement for the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and has requested that such registration statement be effective concurrent with the effectiveness of the Registration Statement.

                           (xxxvix) The Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank have not relied upon the Agent or its legal counsel or other advisors for any legal, tax or accounting advice in connection with the Conversion.

                  (b) Any certificate signed by any officer of the Company, the Mutual Holding Company, the Mid-Tier Holding Company or the Bank pursuant to the conditions of this Agreement and delivered to the Agent or the counsel for the Agent that refers to this Agreement shall be deemed a representation and warranty by the Company, the Mutual Holding Company, the Mid-Tier Holding Company or the Bank to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth therein.

         SECTION 2. APPOINTMENT OF SANDLER O'NEILL; SALE AND DELIVERY OF THE SECURITIES; CLOSING.

                  On the  basis of the  representations  and  warranties  herein contained and subject to the terms and conditions herein set forth, the Company hereby appoints Sandler O'Neill as its Agent to consult with and advise the Company, and to assist the Company with the solicitation of subscriptions and purchase orders for Securities, in connection with the Company's sale of Common Stock in the Subscription and Community Offering and the Syndicated Community Offering. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Sandler O'Neill accepts such appointment and agrees to use its best efforts to assist the
Company with the solicitation of subscriptions and purchase orders for Securities in accordance with this Agreement; provided, however, that the Agent shall not be obligated to take any action which is inconsistent with any applicable laws, regulations, decisions or orders. The services to be rendered by Sandler O'Neill pursuant to this appointment include the following: (i) consulting as to the securities marketing implications of any aspect of the Plan of Conversion or related corporate documents; (ii) reviewing with the Board of Directors the independent appraiser's appraisal of the common stock, particularly with regard to aspects of the appraisal involving the methodology employed; (iii) reviewing all offering documents, including the Prospectus, stock order forms and related offering materials (it being understood that preparation and filing of such documents is the sole responsibility of the Company and the Bank and their counsel); (iv) assisting in the design and implementation of a marketing strategy for the Offerings; (v) assisting in obtaining all requisite regulatory approvals; (vi) assisting Bank management in preparing for meetings with potential investors and broker-dealers; and (vii) providing such other general advice and assistance as may be requested to promote the successful completion of the Conversion.

                  If the Conversion is consummated, the appointment of the Agent hereunder shall terminate one (1) year after the last day of the Subscription and Community Offering, unless the Company requests earlier termination. Thereafter, if the Agent and the Company both wish to continue the relationship, the parties will enter into a separate advisory services agreement on terms and conditions to be negotiated at such time. Notwithstanding the above, the Bank and the Company are under no obligation to receive or request such services.

                  If any of the Securities remain available after the expiration of the Subscription Offering and the Community Offering, at the request of the Bank, Sandler O'Neill will seek to form a syndicate of registered broker or dealers ("Selected Dealers") to assist in the solicitation of purchase orders of such Securities on a best-efforts basis, subject to the terms and conditions set forth in a selected dealers' agreement (the "Selected Dealers' Agreement"), substantially in the form set forth in Exhibit A to this Agreement. Sandler O'Neill will endeavor to limit the aggregate fees to be paid by the Bank under any such Selected Dealers' Agreement to an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of stock sold at a comparable price per share in a similar market environment; provided, however, that the aggregate fees payable to Sander O'Neill and Selected Dealers shall not exceed 6.5% of the aggregate Actual Purchase Price (as defined in the Prospectus) of the Securities sold by such Selected Dealers. Sander O'Neill will endeavor to distribute the Securities among the Selected Dealers in a fashion which best meets the distribution objective of the Bank and the requirements of the Plan, which may result in limiting the allocation of stock to certain Selected Dealers. It is understood that in no event shall Sandler O'Neill be obligated to act as a Selected Dealer or to take or purchase any Securities.

                  In the event the Company is unable to sell at least the total minimum of the Securities, as set forth on the cover page of the Prospectus, within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Securities the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Company and the Bank as set forth in Sections 4, 6(a) and 7 hereof and the obligations of the Agent as provided in Sections 6(b) and 7 hereof. Appropriate arrangements for placing the funds received from subscriptions for Securities or other offers to purchase Securities in special interest-bearing accounts with the Bank until all Securities are sold and paid for were made prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if all Securities are sold.

                  If at least the total minimum of Securities, as set forth on the cover page of the Prospectus, are sold, the Company agrees to issue or have issued the Securities sold and to release for delivery certificates for such Securities at the Closing Time against payment therefor by release of funds from the special interest-bearing accounts referred to above. The closing shall be held at the __________ offices of _________________________, at 10:00 a.m., local time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Securities. Certificates for Securities shall be delivered directly to the purchasers thereof in accordance with their directions. Notwithstanding the foregoing, certificates for Securities purchased through Selected Dealers shall be made available to the Agent for inspection at least 48 hours prior to the Closing Time at such office as the Agent shall designate. The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the "Closing Time."

                  The Company will pay any stock issue and transfer taxes which may be payable with respect to the sale of the Securities.

                  In addition to  reimbursement  of the  expenses  specified  in
Section 4 hereof, the Agent will receive the following compensation for its services hereunder:

                  (a) A fee of one and one-quarter percent (1.25%) of the aggregate Actual Purchase Price of the Securities sold in the Subscription Offering and the Community Offering, excluding in each case shares purchased by (i) any employee benefit plan of the Company or the Bank established for the benefit of their respective directors, officers and employees, and (ii) any director, officer or employee of the Company or the Bank or members of their immediate families (which term shall mean parents, grandparents, spouse, siblings, children and grandchildren); and

                  (b) with respect to any Securities sold by an NASD member firm (other than Sandler O'Neill) under the Selected Dealers' Agreement in the Syndicated Community Offering, (i) the sales commission payable to Selected Dealers under any such Selected Dealers' Agreement, (ii) any sponsoring dealer's fees; and (iii) a management fee to Sandler O'Neill of one and one-quarter percent (1.25%) of the Actual Purchase Price. Any fees payable to Sandler O'Neill for Securities sold by Sandler O'Neill under any such agreement shall be limited to an aggregate of one and one-quarter percent (1.25%) of the Actual Purchase Price of such Securities.

                  If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or the Conversion is terminated by the Company, no fee shall be payable by the Company to Sandler O'Neill; however, the Company shall reimburse the Agent for all of its reasonable out-of-pocket expenses incurred prior to termination, including the reasonable fees and disbursements of counsel for the Agent in accordance with the provisions of
Section 4 hereof.

                  All fees payable to the Agent hereunder shall be payable in immediately available funds at Closing Time, or upon the termination of this Agreement, as the case may be. In recognition of the long lead times involved in the conversion process, the Bank agrees to make advance payments to the Agent in the aggregate amount of $50,000, $25,000 of which has been previously paid and the remaining $25,000 of which shall be payable upon commencement of the Subscription Offering, which shall be credited against any fees or reimbursement of expenses payable hereunder.

                  SECTION 3. COVENANTS OF THE COMPANY, THE MUTUAL HOLDING COMPANY, THE MID-TIER HOLDING COMPANY AND THE BANK. The Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank covenant with the Agent as follows:

                  (a) The Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank will prepare and file such amendments or supplements to the Registration Statement, the Prospectus, the Conversion Application and the Proxy Statement as may hereafter be required by the Securities Act Regulations or the Conversion Regulations or as may hereafter be requested by the Agent. Following completion of the Subscription and Community Offering, in the event of a Syndicated Community Offering, the Company, the Mutual Holding Company, the Mid-Tier

         Holding Company and the Bank will (i) promptly prepare and file with the Commission a post-effective amendment to the Registration Statement relating to the results of the Subscription and Community Offerings, any additional information with respect to the proposed plan of distribution, and any revised pricing information or (ii) if no such post-effective amendment is required, will file with, or mail for filing to, the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offering and pricing information pursuant to Rule 424 of the Securities Act Regulations, in either case in a form acceptable to the Agent and the Agent's counsel. The Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment of the Registration Statement, the filing of any supplement to the Prospectus and the filing of any amendment to the Conversion Application, (ii) of the receipt of any comments from the OTS or the Commission with respect to the transactions contemplated by this Agreement or the Plan, (iii) of any request by the Commission, the OTS, the FDIC or any other governmental entity for any amendment to the Registration Statement or the Conversion Application or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission, the OTS, the FDIC or any other governmental entity of any order suspending the Offerings or the use of the Prospectus or the initiation of any proceedings for that purpose, (v) of the issuance by the Commission, the OTS, the FDIC or any other governmental entity of any stop-order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and
         (vi) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. The Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank will make every reasonable effort to prevent the issuance of any stop-order and, if any stop-order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) The Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank will give the Agent notice of its intention to file or prepare any amendment to the Conversion Application or Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use in connection with the Syndicated Community Offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may object.

                  (c) The Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank will deliver to the Agent as many signed copies and as many conformed copies of the Conversion Application and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request for the purposes contemplated by the Securities Act Regulations, the 1934 Securities and Exchange Act, as amended (the "Exchange Act") or the rules and regulations promulgated under the Exchange Act, and from time to time such number of copies of the Prospectus as the Agent may reasonably request for use in any lawful manner contemplated by the Plan.

                  (d) During the period when the Prospectus is required to be delivered, the Company the Mutual Holding Company, the Mid-Tier Holding Company and the Bank will comply, at their own expense, with any and all requirements, material terms, conditions and provisions imposed upon them by the Commission, the FDIC, the OTS, or by the applicable Conversion Regulations, as from time to time in force, and by the Securities Act, the Securities Act Regulations, Exchange Act, and the rules and regulations of the Commission promulgated thereunder, including, without limitation, Regulation M under the Exchange Act, in each case as from time to time enforced, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

                  (e) If any event or circumstance shall occur as a result of which it is necessary, in the opinion of counsel for the Company, the Mutual Holding Company, the Mid-Tier Holding Company or the Bank or in the reasonable opinion of counsel for the Agent, to amend or supplement the Prospectus or Registration Statement in order to make the Prospectus or Registration Statement not misleading in the light of the circumstances existing at the time such document is delivered to a purchaser, the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank will, at their expense, forthwith amend or supplement the Prospectus or Registration Statement (in form and substance satisfactory to counsel for the Agent after a reasonable time for review) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this Agreement, the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank each will timely furnish such information with respect to itself to the Agent as the Agent may from time to time reasonably request.

                  (f) The  Company,  the Mutual  Holding  Company,  the Mid-Tier
         Holding Company and the Bank will take all necessary actions, in cooperation with the Agent, and will furnish to whomever the Agent may direct, such information as may be required to qualify or register the Securities for offering and sale or to exempt such Securities from registration, or to exempt the Company as a broker-dealer and its officers, directors and employees as broker-dealers or agents under the applicable securities laws of such states of the United States and other jurisdictions as the Conversion Regulations may require and as the Agent and the Company have agreed; provided, however, that the Company and the Bank shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company and the Bank will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

                  (g) The Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after Closing Time, without the Agent's prior written consent, any shares of Common Stock other than the Securities or other than in connection with any plan or arrangement described in the Prospectus, including existing stock benefit plans.

                  (h) The Company shall register its Common Stock under Section 12(g) of the Exchange Act concurrent with the Offerings pursuant to the Plan and shall request that such registration be effective upon completion of the Conversion.

                  (i) The Company authorizes Sandler O'Neill and any Selected Dealers to act as agent of the Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Securities having record addresses in the states or jurisdictions set forth in a survey of the securities or "blue sky" laws of the various jurisdictions in which the Offerings will be made (the "Blue Sky Survey").

                  (j) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

                  (k) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to its stockholders as soon as practicable after the end of each such fiscal year an annual report of the Company (including consolidated statements of financial condition and consolidated statements of income, stockholders' equity and cash flows, certified by independent public accountants in accordance with Regulation S-X under the Securities Act) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank and the Bank's subsidiaries for such quarter in reasonable detail. In addition, such annual report and quarterly consolidated summary financial information shall be made public through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to stockholders of the Company.

                  (l) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to the Agent (i) as soon as publicly available, a copy of each report or other document of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed (including, but not limited to, reports on Form 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders), (ii) a copy of each other nonconfidential report of the Company mailed to its stockholders or filed with the Commission, the OTS or any other supervisory or regulatory authority or any national securities exchange or system on which any class of Securities of the Company is listed or quoted, each press release and material news items and additional documents and information with respect to the Company, the Mutual Holding Company, the Mid-Tier Holding Company or the Bank as the Agent may reasonably request; and (iii) from time to time, such other information concerning the Company as the Agent may reasonably request.

                  (m) The Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank will conduct the Conversion in all material respects in accordance with the Plan, the Conversion Regulations and all other applicable regulations, decisions and orders, including all applicable terms, requirements and conditions precedent to the Conversion imposed upon the Company or the Bank by the OTS.

                  (n) The Company and the Bank will use the net proceeds from the sale of the Securities in the manner specified in the Prospectus under the caption "Use of Proceeds."

                  (o) The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the Securities Act Regulations, if such report or substantially similar report is required by the Commission.

                  (p) The Company will maintain the effectiveness of the Exchange Act Registration Statement for not less than three years. The Company will file with the Nasdaq Stock Market all documents and notices required by the Nasdaq Stock Market of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

                  (q) The Company, the Mutual Holding Company, the Mid-Tier Holding Company or the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the National Association of Securities Dealers, Inc.'s "Interpretation Relating to Free- Riding and Withholding."

                  (r) Other than in connection with any employee benefit plan or arrangement described in the Prospectus, the Company will not, without the prior written consent of the Agent, sell or issue, contract to sell or otherwise dispose of, any shares of Common Stock other than the Securities for a period of 180 days following the Closing Time.

                  (s) During the period beginning on the date hereof and ending on the later of the third anniversary of the Closing Time or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which it may be entitled pursuant to Sections 6 or 7, respectively, neither the Company nor the Bank shall, without the prior written consent of the Agent, which consent shall not be unreasonably withheld, take or permit to be taken any action that could result in the Bank Common Stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance; provided, however, that this covenant shall be null and void if the Board of Governors of the Federal Reserve System, by regulation, policy statement or interpretive release, or by written order or written advice addressed to the Bank or the Agent specifically addressing the provisions of Section 6(a) hereof, permits indemnification of the Agent by the Bank as contemplated by such provisions.

                  (t) The Company and the Bank will comply with the conditions imposed by or agreed to with the OTS in connection with its approval of the Holding Company Application and with the FDIC in connection with their approval or non- objection of, or non-objection to, the Conversion Application.

                  (u) During the period ending on the first anniversary of the Closing Time, the Bank will comply with all applicable law and regulation necessary for the Bank to continue to be a "qualified thrift lender" within the meaning of 12 U.S.C. Section 1467a(m).

                  (v) The Company shall not deliver the Securities until the Company and the Bank have satisfied each condition set forth in Section 5 hereof, unless such condition is waived by the Agent.

                  (w) The Company or the Bank will furnish to Sandler O'Neill as early as practicable prior to the Closing Time, but no later than two
         (2) full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Bank and the Subsidiaries which have been read by FinPro, as stated in their letters to be furnished pursuant to subsections (e) and (f) of Section 5 hereof.

                  (x) Other than as permitted by the Conversion Regulations, the HOLA, the Securities Act, the Securities Act Regulations, and the laws of any state in which the Securities are registered or qualified for sale or exempt from registration, none of the Company, the Mutual Holding Company, the Mid-Tier Holding Company or the Bank will distribute any prospectus, offering circular or other offering material in connection with the offer and sale of the Securities.

                  (y) The Company will use its best efforts to (i) encourage and assist a market maker to establish and maintain a market for the Securities and (ii) list and maintain quotation of the Securities on a national or regional securities exchange or on the Nasdaq National Market effective on or prior to Closing Time.

                  (z) The Bank will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Securities in the Offering on an interest-bearing basis at the rate described in the Prospectus until Closing Time and satisfaction of all conditions precedent to the release of the Bank's obligation to refund payments received from persons subscribing for or ordering Securities in the Offering in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Bank will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Bank to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

                  (aa) The Company will promptly take all necessary action to register as a savings and loan holding company under the HOLA.

                  (bb) None of the Company, Mutual Holding Company, Mid-Tier Holding Company or Bank will amend the Plan of Conversion without notifying the Agent prior thereto.

                  (cc) The Company shall assist the Agent, if necessary, in connection with the allocation of the Securities in the event of an oversubscription and shall provide the Agent with any information necessary to assist the Company in allocating the Securities in such event and such information shall be accurate and reliable.

                  (dd) Prior to Closing Time, the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank will inform the Agent of any event or circumstances of which it is aware as a result of which the Registration Statement and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

                  SECTION 4. PAYMENT OF EXPENSES. The Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and bank regulatory approvals, (ii) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities to the purchasers in the Offerings, (iv) the fees and disbursements of the Company's, the Mutual Holding Company's, the Mid-Tier Holding Company's and the Bank's counsel, accountants, appraiser and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of
Section 3(f) hereof, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Agent of copies of the Registration Statement as originally filed and of each amendment thereto and the printing and delivery of the Prospectus and any amendments or supplements thereto to the purchasers in the Offerings and the Agent, (vii) the printing and delivery to the Agent of copies of a Blue Sky Survey, and (viii) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq National Market. In the event the Agent incurs any such fees and expenses on behalf of the Bank or the Company, the Bank will reimburse the Agent for such fees and expenses whether or not the Conversion is consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of the Bank or the Company pursuant to this Section without the prior approval of the Bank.

         The Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank jointly and severally agree to pay certain expenses incident to the performance of the Agent's obligations under this Agreement, regardless of whether the Conversion is consummated up to a maximum of $40,000, including (i) the filing fees paid or incurred by the Agent in connection with all filings with the National Association of Securities Dealers, Inc., and (ii) all reasonable out-of-pocket expenses incurred by the Agent relating to the Offerings, including, without limitation, advertising, promotional, syndication and travel expenses and fees and expenses of the Agent's counsel. All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this Section 4 shall be due and payable upon receipt by the Company or the Bank of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

                  SECTION 5. CONDITIONS OF AGENT'S OBLIGATIONS. The Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank and the Agent agree that the issuance and the sale of Securities and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank made pursuant to the provisions hereof, to the performance by the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank of their obligations hereunder, and to the following further conditions:

                  (a) At Closing Time, the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank shall have conducted the Conversion in all material respects in accordance with the Plan, the Conversion Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon them by the OTS.

                  (b) The Registration Statement shall have been declared effective by the Commission and the Conversion Application approved by the OTS not later than 5:30 p.m. on the date of this Agreement, or with the Agent's consent at a later time and date; and at Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission or any state authority, and no order or other action suspending the authorization of the Prospectus or the consummation of the Conversion shall have been issued or proceedings therefore initiated or, to the Company's, the Mutual Holding Company's, the Mid-Tier Holding Company's or the Bank's knowledge, threatened by the Commission, the OTS, the FDIC, or any state authority.

                  (c) At Closing Time, the Agent shall have received:

                           (1) The favorable  opinion,  dated as of Closing Time
                  and addressed to the Agent for its benefit, of Malizia, Spidi, counsel for the Company and the Bank, in form and substance satisfactory to counsel for the Agent, to the effect that:

                                    (i) The Company  has been duly  incorporated
                           and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania.

                                    (ii) The  Company has full  corporate  power
                           and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement.

                                    (iii) The  Company  is duly  qualified  as a
                           foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect upon the financial condition, results of operations or business affairs of the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank and the Bank's subsidiaries, considered as one enterprise.

                                    (iv) Upon  consummation  of the  Conversion,
                           the authorized, issued and outstanding capital stock of the Company will be within the range set forth in the Prospectus under the caption "Capitalization" and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Time.

                                    (v)  The  Securities   have  been  duly  and
                           validly authorized for issuance and sale and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be duly and validly issued and fully paid and non-assessable.

                                    (vi) The issuance of the  Securities  is not
                           subject to preemptive or other similar rights arising by operation of law or, to the best of their knowledge and information, otherwise. To such counsel's knowledge, upon the issuance of the Securities, good title to the Securities (including the Exchange Securities) will be transferred by the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against purchasers thereof by third-party claimants.

                                    (vii) The Bank at all times  since  December
                           31, 1992 and prior to the Closing Time has been duly organized, and is validly existing and in good standing under the laws of the United States of America as a federally chartered stock savings bank with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and the Bank is duly qualified as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the financial condition, results of operations or business affairs of the Bank.

                                    (viii) The Bank is a member in good standing
                           of the FHLB- Pittsburgh and the deposit accounts of the Bank are insured by the FDIC up to the applicable limits.

                                    (ix) Each direct and indirect  subsidiary of
                           the Bank has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the financial condition, results of operations or business of the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank and the Bank's subsidiaries, taken as a whole; the activities of each such subsidiary are permitted to subsidiaries of a savings association holding company and of a federally chartered savings bank by the rules, regulations, resolutions and practices of the OTS; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Bank, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. To the best of such counsel's knowledge, each subsidiary holds all licenses, certificates and permits from governmental authorities currently required under the laws of its respective jurisdiction of incorporation for the conduct of its business as described in the Prospectus except where the failure to hold such licenses, certificates or permits would not have a material adverse effect on the business, assets or financial condition of the Bank on a consolidated basis; and such subsidiaries are not in material violation of their certificates of incorporation or bylaws. All of the outstanding stock of the subsidiaries has been duly authorized and is validly issued, fully paid and nonassessable, and all such stock is owned directly by the Bank, free and clear of any liens, encumbrances, claims or other restrictions.

                                    (x) The Mutual Holding  Company is a validly
                           existing federally chartered mutual holding company with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus.

                                    (xi) The Mid-Tier  Holding Company is a duly
                           incorporated   and  validly   existing   Pennsylvania
                           corporation with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus.

                                    (xii) Upon  consummation  of the Conversion,
                           all of the issued and outstanding capital stock of the Bank when issued and delivered pursuant to the Plan against payment of consideration calculated as set forth in the Plan and set forth in the
                           Prospectus, will be duly authorized and validly issued and fully paid and nonassessable, and all such capital stock will be owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                                    (xiii) The OTS has duly approved the Holding
                           Company Application and the Conversion Applications and no action is pending, or to the best of such counsel's knowledge, threatened respecting the Holding Company Application or the Conversion Applications or the acquisition by the Company of all of the Bank's issued and outstanding capital stock; the Holding Company Application and the Conversion Applications comply with the applicable requirements of the OTS, include all documents required to be filed as exhibits thereto, and are, to the best of such counsel's knowledge and information, truthful, accurate and complete; and the Company is duly authorized to become a savings association holding company and is duly authorized to own all of the issued and outstanding capital stock of the Bank to be issued pursuant to the Plan.

                                    (xiv) The  execution  and  delivery  of this
                           Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of each of the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank, and this Agreement constitutes a legal, valid and binding agreement of each of the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited under applicable law (it being understood that such counsel may avail itself of customary exceptions concerning the effect of bankruptcy, insolvency or similar laws and the availability of equitable remedies); the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not result in any violation of the provisions of the charter or by-laws of the Company, the Mutual Holding Company, the Mid-Tier Holding

                           Company, the Bank or any of the Bank's subsidiaries; and, to the best of such counsel's knowledge, the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance, that, individually or in the aggregate, would have a material adverse effect on the financial condition, results of operations or business affairs of the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank and the Bank's subsidiaries considered as one enterprise, upon any property or assets of the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank or the Bank's subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank or the Bank's subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank or the Bank's subsidiaries is subject.

                                    (xv) The Prospectus has been duly authorized
                           by the OTS for final use pursuant to the Conversion Regulations and no action is pending, or to the best of such counsel's knowledge, is threatened, by the OTS to revoke such authorization.

                                    (xvi) The Plan has been duly  adopted by the
                           required vote of the directors of the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank and based upon the certificate of the inspector of election, by the stockholders of the Bank and the members of the Mutual Holding Company.

                                    (xvii)   The   Registration   Statement   is
                           effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act or, to the best of such counsel's knowledge, proceedings therefor initiated or threatened by the Commission.

                                    (xviii) No further approval,  authorization,
                           consent or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Securities and the consummation of the Conversion, except as may be required under the securities or Blue Sky laws of various jurisdictions as to which no opinion need be rendered. To the best of such counsel's knowledge, the Conversion has been consummated in all material respects in accordance with all applicable provisions of the HOLA and the Conversion Regulations.

                                    (xix) At the time the Registration Statement
                           became effective, the Registration Statement (other than the financial statements and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Conversion Regulations and federal law.

                                    (xx)   At   the    time    the    Conversion
                           Applications, including the Prospectus contained therein, were approved by the OTS, the Conversion Applications, including the Prospectus contained therein, complied as to form in all material respects with the requirements of the Conversion Regulations, federal law and all applicable rules and regulations promulgated thereunder (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein, as to which no opinion need be rendered).

                                    (xxi)  The  Common  Stock  conforms,  in all
                           material respects, to the description thereof contained in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

                                    (xxii)   To  the  best  of  such   counsel's
                           knowledge, there are no legal or governmental proceedings pending or threatened against or affecting the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank or the Bank's subsidiaries which are required, individually or in the aggregate, to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank or any of the Bank's subsidiaries is a party or to which any of their property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

                                    (xxiii) The  information  in the  Prospectus
                           under "Dividend Policy," "Regulation," "Taxation," "The Conversion and Reorganization Tax Aspects," "Restrictions on Acquisitions of the Company and the Bank" and "Description of Capital Stock," to the extent that it
                           constitutes   matters  of  law,  summaries  of  legal
                           matters, documents or proceedings, or legal conclusions, has been reviewed by them and is complete and accurate in all material respects.

                                    (xxiv)   To  the  best  of  such   counsel's
                           knowledge, there are no material contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, the descriptions thereof or references thereto are correct, and no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed.

                                    (xxv)   To  the   best  of  such   counsel's
                           knowledge, the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank and the Bank's subsidiaries have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses as described in the Registration Statement and Prospectus, and all such licenses, permits and other governmental authorizations are in full force and effect, and the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank and the Bank's subsidiaries are in all material respects complying therewith.

                                    (xxvi)  The  Company is not  required  to be
                           registered  as  an   investment   company  under  the
                           Investment Company Act of 1940.

                                    (xxvii)  The   Company's  and  the  Mid-Tier
                           Holding Company's Certificates of Incorporation and Bylaws comply in all material respects with the Pennsylvania Business Corporation Law. The Bank's and the Mutual Holding Company's Charters and Bylaws comply in all material respects with the Rules and Regulations of the OTS.

                           (2) The favorable opinion,  dated as of Closing Time,
                  of Elias, Matz, Tiernan & Herrick L.L.P. ("Elias, Matz"), counsel for the Agent, with respect to the matters set forth in Section 5(b)(1)(i), (iv), (v), (vi) (solely as to preemptive rights arising by operation of law), (xiii), (xvii) and (xviii) and such other matters as the Agent may reasonably require.

                           (3) In giving their opinions  required by subsections
                  (b)(l) and (b)(2), respectively, of this Section, Malizia, Spidi, and Elias, Matz each shall additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinions, Malizia, Spidi and Elias, Matz may rely as to matters of fact on certificates of officers and directors of the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank and certificates of public officials, and as to certain matters of Pennsylvania law upon the opinion of local counsel, which opinions shall be in form and substance satisfactory to counsel for the Agent, and Elias, Matz may also rely on the opinion of Malizia, Spidi.

                  (c) At Closing Time referred to in Section 2, the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank shall have completed in all material respects the conditions precedent to the Conversion in accordance with the Plan, the applicable Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company or the Bank by the OTS, or any other regulatory authority other than those which the OTS permits to be competed after the Conversion.

                  (d) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the financial condition, results of operations or business affairs of the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank and the Bank' subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Agent shall have received a certificate of the Chief Executive Officer of the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank, the President of the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank and the chief financial or chief accounting officer of the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank, dated as of Closing Time, to the effect that (i)
         there has been no such material adverse change, (ii) there shall have been no material transaction entered into by the Company, the Mutual Holding Company, the Mid-Tier Holding Company or the Bank from the latest date as of which the financial condition of the Company, the Mutual Holding Company, the Mid-Tier Holding Company or the Bank as set for the in the Registration Statement and the Prospectus other than transactions referred to or contemplated therein and transactions in the ordinary cause of business, (iii) none of the Company, the Mutual Holding Company, the Mid-Tier Holding Company or the Bank shall have received from the OTS any direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the business, financial condition or results of operations of the Company, the Mutual Holding Company, the Mid-Tier Holding Company or the Bank, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (v) the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission and (vii) no order suspending the Syndicated Community Offering or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened by the OTS or the FDIC and no person has sought to obtain regulatory or judicial review of the action of the OTS in approving the Plan in accordance with the Conversion Regulations nor has any person sought to obtain regulatory or judicial review of the action of the OTS in approving the Holding Company Application.

                  (e) At the time of the execution of this Agreement,  the Agent shall have received from Deloitte & Touche a letter dated such date, in form and substance satisfactory to the Agent, to the effect that (i) they are independent public accountants with respect to the Company, the Bank and its subsidiaries within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants, the Securities Act and the Securities Act Regulations and the Conversion Regulations; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii) based upon limited procedures as agreed upon by the Agent and Deloitte & Touche set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Bank and its subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Securities Act Regulations and the

         Conversion Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts of net interest income and net income set forth under "Selected Financial Information" in the Registration Statement and Prospectus do not agree with the amounts set forth in unaudited consolidated financial statements as of and for the dates and periods presented under such captions or such amounts were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) at a specified date not more than five days prior to the date of this Agreement, there has been any increase in the consolidated long term or short term debt of the Bank and its subsidiaries or any decrease in consolidated total assets, the allowance for loan losses, total deposits or net worth of the Bank and its subsidiaries, in each case as compared with the amounts shown in the _____________, 199__ balance sheet included in the Registration Statement or, (D) during the period from ______________, 199__ to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the Bank and its subsidiaries, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company, the Bank and its subsidiaries identified in such letter.

                  (e) At Closing Time, the Agent shall have received from Deloitte & Touche a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

                  (f) At Closing Time, the Securities shall have been approved for listing on the Nasdaq National Market upon notice of issuance.

                  (g) At Closing Time, the Agent shall have received a letter from FinPro, dated as of the Closing Time, confirming its appraisal.

                  (h) At Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

                  (i) At any time prior to Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which it, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and
         (ii) trading generally on either the American Stock Exchange or the New York Stock Exchange shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal or New York authorities.

                           SECTION 6. INDEMNIFICATION.

                  (a) The Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank, jointly and severally, agree to indemnify and hold harmless the Agent, its officers, directors are employees and each person, if any, who controls the Agent, within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and its respective partners, directors, officers, employees and agents as follows:

                           (i) from and against any and all loss, liability, claim, damage and expense whatsoever, (including, but not limited to, settlement expenses) as incurred, related to or arising out of the Conversion or any action taken by the Agent where acting as agent of the Company or the Bank or otherwise as described in Section 2 hereof; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense found in a final judgment by a court of competent jurisdiction to have resulted primarily from the bad faith, willful misconduct or gross negligence of the Agent seeking indemnification hereunder.

                           (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (iii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Company or the Bank, which consent shall not be unreasonably withheld; and

                           (iv) from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any claim whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under (i), (ii) or (iii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading which was made in reliance upon and in conformity with written information relating to the Agent furnished to the Company, the Mutual Holding Company, the Mid-Tier Holding Company or the Bank by the Agent expressly for use in the Prospectus (or any amendment or supplement thereto). Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) shall not apply to the Bank to the extent that such indemnification by the Bank would constitute a covered transaction under Section 23A of the Federal Reserve Act.

                  (b) The Agent agrees to indemnify and hold harmless the Company, the Mutual Holding Company, the Mid-Tier Holding Company and/or the Bank, their directors and trustees, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company, the Mutual Holding Company, the Mid-Tier Holding Company and/or the Bank within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of a material fact made in the Prospectus (or any amendment or supplement thereto).

                  (c) Each  indemnified  party  shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability that it otherwise may have than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceeding is commenced) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                  (d) The Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Bank, the Mutual Holding Company, the Mid-Tier Holding Company, the Company, the Company's security holders or the Bank's the Mutual Holding Company's, the Mid-Tier Holding Company's or the Company's creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement, except to the extent that any loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Agent's bad faith, willful misconduct or gross negligence.

                  (e) In addition to, and without limiting, the provisions of Section (6)(a)(iv) hereof, in the event that any Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act or any of its partners, directors, officers, employees or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank, the Agent or any of its respective affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant, the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank jointly and severally agree to reimburse the Agent for all reasonable and necessary out-of-pocket expenses incurred by it in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent in an amount to be mutually agreed upon.

                  (f) The agreements contained in this Section 6 and in Section 7 hereof and the representations and warranties of the Company, the Mutual Holding Company, the Mid- Tier Holding Company and the Bank set forth in this Agreement shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of agents or their officers, directors or controlling persons, agents or employees or by or on behalf of the Company, the Mutual Holding Company, the Mid-Tier Holding Company or the Bank or any officers, directors or controlling persons, agents or employees of the Company the Mutual Holding Company, the Mid-Tier Holding Company or the Bank; (ii) delivery of and payment hereunder for the Securities; or (iii) any termination of this Agreement.

                  SECTION  7.  CONTRIBUTION.  In order to  provide  for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held by a court to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Mutual Holding Company, the Mid-Tier Holding Company, the Bank and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the Mutual Holding Company, the Mid-Tier Holding Company or the Bank and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank are jointly and severally responsible for the balance or
(ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank on the one hand and the Agent on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Company, and the Mid-Tier Holding Company, each trustee of the Bank and the Mutual Holding Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, the Mutual Holding Company, the Mid-Tier Holding Company or the Bank within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement.

                  SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company, the Mutual Holding Company, the Mid-Tier Holding Company or the Bank submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Agent or controlling person, or by or on behalf of the Company, the Mutual Holding Company, the Mid-Tier Holding Company or the Bank and shall survive the issuance of the Securities, and any successor or assign of the Agent, the Company, the Mutual Holding Company, the Mid-Tier Holding Company or the Bank, and any such controlling person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

                      SECTION 9. TERMINATION OF AGREEMENT.

                  (a) The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, results of operations or business affairs of the Company, the Mutual Holding Company, the Mid-Tier Holding Company or the Bank, or the Company, the Bank and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which it, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities,
(iii) or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities, (iv) if any condition specified in Section 5 shall not have been fulfilled when and as required to be fulfilled; (v) if there shall have been such material adverse change in the condition or prospects of the Company, the Mutual Holding Company, the Mid-Tier Holding Company or the Bank or the prospective market for the Company's securities as in the Agent's good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities; (vi) if in the Agent's good faith opinion, the price for the Securities established by FinPro is not reasonable or equitable under then prevailing market conditions, or (vii) if the Conversion is not consummated on or prior to March 31, 1999.

                  (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof relating to the reimbursement of expenses and except that the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

                  SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent at Two World Trade Center, 104th Floor, New York, New York 10048, attention of Catherine A. Lawton, Vice President; notices to the Company and the Bank shall be directed to either of them at 6060 Ridge Avenue, Philadelphia, Pennsylvania 19128, attention of John F. McGill, Jr., President.

                  SECTION 11. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Agent, the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Company, the Mutual Holding Company, the Mid-Tier
Holding Company and the Bank and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

                  SECTION 12. ENTIRE AGREEMENT; AMENDMENT. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, except for the engagement letter dated February 24, 1998, by and among the Agent and the Company and the Bank, relating to the Agent's providing conversion agent services to the Company and the Bank in connection with the Conversion. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

                  SECTION 13. GOVERNING LAW AND TIME. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed in said Commonwealth without regard to the conflicts of laws provisions thereof. Unless otherwise noted, specified times of day refer to Eastern time.

                  SECTION 14. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  SECTION 15. HEADINGS. Sections headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

                  SECTION 16. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent, the Company, the Mutual Holding Company, the Mid-Tier Holding Company and the Bank in accordance with its terms.

THISTLE GROUP HOLDINGS, CO.                                  ROXBOROUGH-MANAYUNK FEDERAL
                                                               SAVINGS BANK



By:                                                          By:
         --------------------------------------------                 -------------------------------------
         John F. McGill, Jr.                                          John F. McGill, Jr.
         President and Chief Executive Officer                        President and Chief Executive Officer



FJF FINANCIAL, M.H.C.                                        THISTLE GROUP HOLDINGS, INC.



By:                                                          By:
         --------------------------------------------                 -------------------------------------
         John F. McGill, Jr.                                          John F. McGill, Jr.
         President and Chief Executive Officer                        President and Chief Executive Officer



CONFIRMED AND ACCEPTED, as of the date first above written:

SANDLER O'NEILL & PARTNERS, L.P.

By:  Sandler O'Neill & Partners Corp.,
         the sole general partner



By:
         --------------------------------------------
         Catherine A. Lawton
         Vice President